QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
RightNow Technologies, Inc.:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/  KPMG LLP

Billings, Montana
July 9, 2004

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm